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                               EMPLOYMENT CONTRACT


         THIS AGREEMENT made this 26th day of March, 1997.


B E T W E E N :


                        CYBERPORT NIAGARA INC.,
                        a Corporation with offices at
                        5781 Ellen Avenue, Niagara Falls,
                        Ontario;

                        Hereinafter referred to as "EMPLOYER"

                        - a n d -

                        ROBERT WINTERFORD,
                        of the City of Niagara Falls,
                        Ontario;

                        Hereinafter referred to as "EMPLOYEE"


         WHEREAS, EMPLOYER is entering the organizational and/or start-up phase of operations of its business.

         AND WHEREAS, EMPLOYEE has knowledge, experience and ability with regard to the organization, start-up, marketing and operation of businesses involving intellectual properties and the display of or interaction with such properties for consumers or customers and the merchandising of products derived therefrom to consumers or customers,

         AND WHEREAS, EMPLOYER wishes to employ the services of EMPLOYEE, and EMPLOYEE is willing to advise, assist, guide, direct and counsel EMPLOYER with regard to its organization, start-up, marketing, operation and merchandising,

         NOW, THEREFORE the EMPLOYER and EMPLOYEE, in consideration of the respective mutual promises and agreements hereinafter set forth, promise and agree each with the other as follows:


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                                        2



1. During the period of his said employment, the EMPLOYEE shall devote his entire time and best efforts to such duties as may be assigned to him by the EMPLOYER, and will faithfully and diligently serve and endeavour to further the interests of the EMPLOYER.

2. Any and all inventions and improvements thereon which the EMPLOYEE may conceive or make during the period of his said employment, relating or in any way appertaining to or connected with any of the matters which have been, are or may become the subject of the employer's investigations, or in which the employer has been, is or may become interested, shall be the sole and exclusive property of the EMPLOYER, and the EMPLOYEE will, whenever requested to do so by the EMPLOYER, execute any and all applications, assignments and other instruments which the EMPLOYER shall deem necessary in order to apply for and obtain Letters Patent of Canada or foreign countries for such inventions or improvements and in order to assign and convey to the EMPLOYER the sole and exclusive right, title and interest in and to such inventions, improvements, applications and patents.

3. The EMPLOYEE shall not, directly or indirectly, disclose or use, at any time, either during or subsequent to his said employment, any secret or any confidential information concerning the EMPLOYER'S processes, methods, formulae, apparatus specifications, materials and sources of supply thereof, customers, their identities and requirements, discoveries, inventions, patents (including applications and rights in either), contracts, finances, personnel, their duties and capabilities, research, plans, policies and intentions, including matters, though not technically trade secrets, the dissemination of a knowledge whereof might prove prejudicial to EMPLOYER.

4. The EMPLOYER shall employ the EMPLOYEE only for the term from May 1st, 1997 to April 30th, 1998, at a yearly salary of Sixty Thousand ($60,000.00) Dollars - Canadian Funds - to be payable twice monthly. The EMPLOYER agrees to pay other employment benefits as EMPLOYER may designate generally as provided to its other EMPLOYEES.

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5. The EMPLOYER shall be entitled to terminate the employment of the EMPLOYEE upon giving the EMPLOYEE thirty (30) days written notice of such termination.

6. The EMPLOYEE'S obligations to execute the papers referred to in paragraph 2 hereof shall continue beyond the termination of his employment with respect to any and all inventions or improvements conceived or made by him during his employment, and such obligations shall be binding on the assigns, executors, administrators, or other legal representatives of the EMPLOYEE.

7. The expense of applying for and obtaining the Letters Patent referred to in paragraph 2 hereof shall be borne entirely by the EMPLOYER.

8. The masculine form herein, when appropriate, shall extend to and include the feminine.

9. This Agreement shall be binding upon and enure to the benefit of the EMPLOYER, its successors and assigns.

         IN WITNESS WHEREOF, we have hereunto set our hands and seals on the day and year first above written.

Witness:                                    )       CYBERPORT NIAGARA INC.
                                            )
                                            )
                                            ) per: Michael Hurd, President
                                            ) ----------------------------
                                            )
                                            )       Robert Winterford
                                            ) ----------------------------
                                            )       ROBERT WINTERFORD
                                            )